EXHIBIT 4.13

AMENDMENT No. 1 TO
SECOND AMENDED AND RESTATED SERIES 2012-1 SUPPLEMENT

THIS AMENDMENT NO. 1, dated as of July 24, 2019 (the “Amendment”), is made among TEXTAINER MARINE CONTAINERS II LIMITED, a company organized under the laws of the Bermuda, as issuer (the “Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), and each Series 2012-1 Noteholder and Interest Rate Hedge Provider listed on the signature pages hereto, with respect to the Series 2012-1 Supplement (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Second Amended and Restated Series 2012-1 Supplement, dated as of August 31, 2017 (the “Series 2012-1 Supplement”);

WHEREAS, the Issuer desires to amend the Series 2012-1 Supplement in order to modify certain of the terms and conditions set forth therein and the Indenture Trustee, at the direction of all of the Series 2012-1 Noteholders and all of the Interest Rate Hedge Providers, has been directed to execute and deliver this Amendment;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms

.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2012-1 Supplement.

Section 2.Amendments to the Series 2012-1 Supplement

.  Pursuant to Section 705 of the Series 2012-1 Supplement, the Series 2012-1 Supplement is amended as follows:

2.1The definition of “Applicable Margin” in Section 101 is amended and restated to read as follows:

“ “Applicable Margin” means, with respect to each day, commencing on July 24, 2019, during an Interest Accrual Period on which a Series 2012-1 Advance by a Series 2012‑1 Noteholder is outstanding, one of the following amounts for such Series 2012-1 Advance:

(A)for each day occurring prior to the Conversion Date, one and three quarter percent (1.75%) per annum;

(B)for each day on or subsequent to the Conversion Date, three percent (3.00%) per annum.”

2.2The definition of “LIBOR Rate” in Section 101 is amended to add the following text to end of such definition:

“(i)If at any time the Administrative Agent determines in consultation with the Issuer (which determination shall be conclusive absent manifest or demonstrable error) that (A) the circumstances set forth in clause (b) of Section 207 have arisen and such circumstances are unlikely to be temporary, (B) the applicable supervisor or administrator of the London interbank offered rate (“LIBOR”) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining interest rates for loans (such specific date, the “LIBOR Scheduled Unavailability Date”), or (C) a rate other than LIBOR has become a widely recognized benchmark interest rate for newly originated loans of this type made in Dollars, then the Administrative Agent may, in consultation with the Issuer, select an alternate benchmark interest rate (including any credit spread or other adjustments to such alternate benchmark (if any) incorporated therein) to replace LIBOR for purposes of this Supplement (such rate, the “LIBOR Successor Rate”).

(ii)The Administrative Agent and the Issuer shall negotiate in good faith any amendments to this Supplement as may be necessary and appropriate to effectively replace LIBOR with the LIBOR Successor Rate and incorporate any LIBOR Successor Rate Conforming Changes related thereto. Notwithstanding anything to the contrary in Section 705 of this Supplement or Article X of the Indenture, any such amendment between Indenture Trustee and the Issuer shall become effective only upon receipt of the written consent of Series 2012-1 Noteholders constituting the Control Party.

(iii)If the Administrative Agent determines in consultation with the Issuer (which determination shall be conclusive absent manifest or demonstrable error) that the circumstances under clause (a) or (b) of Section 207 have arisen or the LIBOR Scheduled Unavailability Date has occurred, then (A) the Administrative Agent shall promptly notify the Issuer and the Series 2012-1 Noteholders of such determination, which notice shall be given in writing, and (B) until such time as a LIBOR Successor Rate has been selected and this Supplement has been amended to implement such LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes, (1) the obligation of the Series 2012-1 Noteholders to make or maintain LIBOR Rate Loans shall be suspended, (2) borrowings shall be made as a Base Rate Loan, and (3) the Base Rate shall be determined without reference to the LIBOR Rate component thereof.

(iv)The LIBOR Successor Rate and any LIBOR Successor Rate Conforming Changes shall be determined, applied and implemented in a manner that gives due consideration to the then-prevailing market practice in the United States for determining, applying and implementing benchmark interest rates for newly originated loans of this type made in Dollars to borrowers in the United States. Notwithstanding anything contained herein to the contrary, for purposes of this Supplement, no LIBOR Successor Rate selected in accordance with the foregoing shall at any time be less than 0.00% per annum.

For purposes of the foregoing “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Accrual Period, timing and frequency of determining rates and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Issuer).”

2.3The definition of “Unused Fee Percentage” in Section 101 is amended and restated to read as follows:

“Unused Fee Percentage” means, as of any date of determination, one of the following:

(A)if the quotient (expressed as a percentage) obtained by dividing (y) the Aggregate Series 2012-1 Note Principal Balance on such date of determination, by (y) the Aggregate Series 2012-1 Note Commitments on such date of determination, shall be less than fifty percent (50%) as of such date of determination, four tenths of one percent (0.40%) per annum; or

(B)otherwise, three tenths of one percent (0.30%) per annum.”

2.4The definition of “Warehouse Note Increased Interest” in Section 101 is amended and restated to read as follows:

“Warehouse Note Increased Interest” means, for each Payment Date occurring after the Conversion Date, the incremental amount of interest payable on such Payment Date on all unpaid Series 2012-1 Advances pursuant to Section 202(a) of this Supplement, calculated as the difference of (i) the Applicable Margin subsequent to the Conversion Date minus (ii) the Applicable Margin prior to the Conversion Date.”

2.5Section 202(b) is amended by replacing the phrase “on which a DSCR Sweep Event is continuing” therein with the phrase “on which the Debt Service Coverage Ratio is less than 1.0 to 1”.

2.6Clause (6) of Section 303(a) is amended to read as follows:

(6)If a DSCR Sweep Event, Lessee Transaction Event and/or a Residual Cash Sweep has occurred and is then continuing, all remaining available funds on deposit in the Series 2012-1 Series Account shall be paid to the Series 2012-1 Noteholders as an additional principal payment on the Series 2012-1 Notes until the unpaid principal balances, Pro Rata, of all Series 2012-1 Notes then Outstanding have been paid in full;

2.7Section 705(a) is amended by replacing the phrase “each of the Issuer, the Control Party and the Indenture Trustee” therein with the phrase “each of the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Control Party)”.

2.8Section 705(b) is amended by replacing the phrase “each of the Issuer, the Indenture Trustee and the Super Majority of Holders” in the introductory phrase thereof with the phrase “each of the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Super Majority of Holders)”.

2.9Section 705(c)(i) is amended by adding, immediately after the phrase “or extension of the Conversion Date” in the second line thereof, the phrase “(other than any such extension made via an amendment of the Series 2012-1 Note Purchase Agreement)”.

Section 3.Representations and Warranties

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3.1The Issuer hereby confirms that each of the representations and warranties set forth in the Series 2012-1 Supplement made by the Issuer are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates in which they will be true and correct as of such earlier dates.

3.2The Issuer hereby confirms that (i) each of the conditions precedent to the amendment to the Series 2012-1 Supplement have been, or contemporaneously with the execution of this Amendment will be, satisfied, (ii) the Series 2012-1 Supplement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and (iii) the security interest and liens created by the Indenture and the Series 2012-1 Supplement are hereby ratified and affirmed by the Issuer and remain in full force and effect.

Section 4.Noteholder Consent and Direction

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4.1By its signature to this Amendment, each Series 2012-1 Noteholder and each Interest Rate Hedge Provider that has signed a signature page hereto hereby directs the Indenture Trustee to enter into this Amendment.

4.2By its signature to this Amendment, each Series 2012-1 Noteholder and each Interest Rate Hedge Provider that has signed a signature page hereto hereby directs the Indenture Trustee to consent to Amendment Number 1 to the Management Agreement, a copy of which is attached hereto as Exhibit A.

4.3By its signature to this Amendment, each Series 2012-1 Noteholder and each Interest Rate Hedge Provider that has signed a signature page hereto hereby directs the Indenture Trustee to enter into Amendment Number 1 to the Indenture, a copy of which is attached hereto as Exhibit B.

Section 5.Effectiveness of Amendment

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5.1Section 2 of this Amendment shall become effective on the date on which all of the following events or conditions shall have occurred or been satisfied:

(a)this Amendment has been executed and delivered by the Issuer and the Indenture Trustee and approved by all Series 2012-1 Noteholders;

(b)the Indenture Trustee shall have received an Officer’s Certificate described in Section 1301 of the Indenture;

(c)Amendment Number 1 to the Indenture shall be in full force and effect and all conditions precedent therein have been satisfied (in each case, subject to effectiveness of this Amendment);

(d)Amendment Number 1 to the Series 2012-1 Note Purchase Agreement shall be in full force and effect and all conditions precedent therein have been satisfied (in each case, subject to effectiveness of this Amendment);

(e)Amendment Number 1 to the Management Agreement shall be in full force and effect and all conditions precedent therein have been satisfied (in each case, subject to effectiveness of this Amendment);

(f)The Administrative Agent shall have received separate certificates executed by the corporate secretary, assistant secretary or authorized officer of each of the Manager and the Issuer as of the date hereof, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 2012-1 Related Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Memorandum of Association or Memorandum of Continuance (as applicable), bye-laws, authorizing resolutions and sample signatures of incumbent officers of the related company; and

(g)The Issuer shall have paid all fees to each Series 2012-1 Noteholder in accordance with its respective Fee Letter (or authorized Series 2012-1 Noteholder to offset and retain the amount of such fees from any Series 2012-1 Advance that may be made on the date hereof).

5.2Upon satisfaction of the conditions set forth in Section 5.1, this Amendment shall be binding upon and inure to the benefit of the parties hereto, all Series 2012-1 Noteholders and all of their respective successors and assigns.

5.3Upon the effectiveness of Section 2 of this Amendment, (i) this Amendment shall become a part of the Series 2012-1 Supplement and (ii) each reference in the Series 2012-1 Supplement to “this Series 2012-1 Supplement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby.

5.4Except as expressly amended or modified hereby, the Series 2012-1 Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Section 6.Execution in Counterparts, Effectiveness

.  This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 7.Governing Law; Jurisdiction; Waiver of Jury Trial

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7.1THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER PRINCIPLES OF CONFLICT OF LAW AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT.  THIS AMENDMENT HAS BEEN DELIVERED IN THE LAWS OF THE STATE OF NEW YORK.

7.2ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AMENDMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL CORPORATE RESEARCH LTD., HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016 ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS, AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THE SERIES 2012-1 SUPPLEMENT, AS AMENDED BY THIS AMENDMENT, SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE AND THE ADMINISTRATIVE AGENT EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

7.3EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THE INDENTURE, AS AMENDED BY THIS AMENDMENT, OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 8.PATRIOT ACT

.  The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee.  Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Signature pages follow]

EXHIBIT 4.13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED

/s/ Michael Harvey
Michael Harvey
Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By: /S/ Anthony Kubes
Name: Anthony Kubes
Title: Assistant Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series 2012-1 Noteholder

By _____/s/ Emily Alt______

Name:Emily Alt

Title:Managing Director

BANK OF AMERICA, N.A., as Series 2012-1 Noteholder

By ___/s/ Carl W. Anderson_____________

Name:Carl W. Anderson

Title:Managing Director

ROYAL BANK OF CANADA, as Series 2012-1 Noteholder

By ___/s/ Sophia Shields______

Name:Sophia Shields

Title:Authorized Signatory

By ___/s/ Lisa Wang__________

Name:   Lisa Wang

Title:Authorized Signatory

ROYAL BANK OF CANADA, as Interest Rate Hedge Provider

By ____________________________________

Name:

Title:

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PNC BANK, NATIONAL ASSOCIATION, , as Series 2012-1 Noteholder and as Interest Rate Hedge Provider

By ___/s/ Roger Yuen__________

Name:Roger Yuen

Title:Senior Vice President

By ____________________________________

Name:

Title:

KEYBANK, NATIONAL ASSOCIATION, as Series 2012-1 Noteholder

By ____/s/ Philip G. Turner_______

Name:Philip G. Turner

Title:Executive Vice President

ABN AMRO CAPITAL USA LLC, as Series 2012-1 Noteholder

By ___/s/ Maria Rodriguez__________

Name:Maria Rodriguez

Title:Director

By ____/s/ Amit Wynalda___________

Name:Amit Wynalda

Title:Executive Director

ING BELGIUM SA/NV, as Series 2012-1 Noteholder

By ___/s/ Vanessa Temple_________

Name:Vanessa Temple

Title:     ING Belgium, Head Corporate Clients

By _____/s/ Luc Missoorten__________

Name:Luc Missoorten

Title:Program Manager, WB Lending

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SUNTRUST BANK, as Series 2012-1 Noteholder and as Interest Rate Hedge Provider

By ___/s/ Pawan Churiwal_________________

Name:Pawan Churiwal

Title:Director

FIFTH THIRD BANK, as Series 2012-1 Noteholder and as Interest Rate Hedge Provider

By ____/s/ Andrew Cantillon____________

Name:Andrew Cantillon

Title:Officer

TIAA, FSB, as successor to certain assets of EverBank Commercial Finance, Inc., as Series 2012-1 Noteholder

By _____/s/ John Dale___________

Name:John Dale

Title:Managing Director

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